UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2012
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite #140, 4651 Shell Road Richmond, British Columbia, Canada	V6X 3M3
(Address of principal executive offices)	(Zip Code)

(604) 244-8824
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2012, the board of directors of Sharprock Resources Inc. (the "Company") approved the removal of Raymond Steele as Chief Financial Officer of the Company. Concurrent with the removal of Mr. Steele, the board of directors appointed Herminder Rai as Chief Financial Officer of the Company.

As a result, the Company's current officers and directors are as follows:
Name	Position
Harpreet Sangha	President, Chief Executive Officer, Secretary and a director
Daniel Kunz	Chairman of the board of directors
Craig Alford	Director
Herminder Rai	Chief Financial Officer

From October 2000 to June 2009 Mr. Rai was an investment advisor with Global Securities Corporation, of Vancouver, British Columbia. Mr. Rai served as Secretary, Treasurer and Chief Financial Officer of Douglas Lake Minerals Inc. (now known as Handeni Gold Inc.) from July 2009 to September 2011. Mr. Rai continued to work at Handeni Gold until March 2012, providing support to the Company's new Chief Financial Officer and management. Mr. Rai is a graduate of many Canadian Securities Institute securities-related courses, and recently passed Level I of the CFA program and is currently enrolled as a Level II candidate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPROCK RESOURCES INC.
DATE: April 13, 2012	"Harpreet Sangha" Harpreet Sangha President, Chief Executive Officer and director

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